As filed with the Securities and Exchange Commission on September 8, 2014

Registration No. 333-194078

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

AK STEEL HOLDING CORPORATION	AK STEEL CORPORATION
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

31-1401455	31-1267098
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

9227 Centre Pointe Drive West Chester, Ohio 45069 (513) 425-5000	9227 Centre Pointe Drive West Chester, Ohio 45069 (513) 425-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

David C. Horn

Executive Vice President, Chief Legal and Administrative Officer and Secretary

AK Steel Holding Corporation

9227 Centre Pointe Drive

West Chester, Ohio 45069

(513) 425-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph C. Alter

Vice President, General Counsel and Chief Compliance Officer

AK Steel Holding Corporation

9227 Centre Pointe Drive

West Chester, Ohio

(513) 425-5000

Todd R. Chandler

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrants.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee (1)
Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock
Guarantees(2)

(1)	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”), the registrant is deferring payment of all of the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

Table of Additional Registrant Guarantors

Name	State of jurisdiction of incorporation or organization	IRS Employer Identification Number
AK Tube LLC	Delaware	31-1781514
AK Steel Properties, Inc.	Delaware	51-0390894

The address, including zip code, and telephone number, including area code, of the principal executive office of each Additional Registrant Guarantor listed in the table above is the same as those of AK Steel Holding Corporation and AK Steel Corporation.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registrants’ Registration Statement on Form S-3 (File No. 333-194078) (the “Original Filing”) is being filed solely for the purpose of (i) adding AK Tube LLC (“AK Tube”), a 100%-owned subsidiary of AK Steel Corporation, and AK Steel Properties, Inc. (“AK Properties”), a 100%-owned subsidiary of AK Steel Corporation, as Registrant Guarantors to the Original Filing and (ii) providing additional information under the heading “Indemnification of Directors and Officers” in Part II of the Original Filing. Other than certain updates related to the passage of time and the changes noted above, no other changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement.

PROSPECTUS

AK STEEL CORPORATION

DEBT SECURITIES

AK STEEL HOLDING CORPORATION

COMMON STOCK

PREFERRED STOCK

GUARANTEES

AK TUBE LLC

GUARANTEES

AK STEEL PROPERTIES, INC.

GUARANTEES

AK Steel Corporation (“AK Steel”) may from time to time offer to sell its debt securities, which may be fully and unconditionally guaranteed by any of AK Steel Holding Corporation (“AK Holding”), the parent of AK Steel, AK Tube LLC (“AK Tube”), a 100% -owned subsidiary of AK Steel, or AK Steel Properties, Inc. (“AK Properties”), a 100% -owned subsidiary of AK Steel. Such debt securities may be convertible or exchangeable for or exercisable into shares of common stock or preferred stock of AK Holding.

AK Holding may from time to time offer to sell shares of its common stock or preferred stock. AK Holding’s common stock is listed on the New York Stock Exchange and trades under the ticker symbol “AKS.”

AK Steel, AK Holding, AK Tube and AK Properties may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. AK Steel, AK Holding, AK Tube and AK Properties will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus. AK Steel, AK Holding, AK Tube and AK Properties will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The principal executive offices of AK Steel, AK Holding, AK Tube and AK Properties are located at 9227 Centre Pointe Drive, West Chester, Ohio, 45069, and their telephone number at that address is (513) 425-5000.

Investing in the securities involves risks. See “Risk Factors” on page 3 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or any applicable prospectus supplement to read about factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is September 8, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits and documents incorporated by reference. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any prospectus supplement and any free writing prospectus, including in each case any information incorporated by reference herein or therein, together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus and any earlier prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us” and “our” are to AK Holding and its consolidated subsidiaries, including AK Steel, AK Tube and AK Properties.

WHERE YOU CAN FIND MORE INFORMATION

AK Holding is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance with these requirements, AK Holding files reports and other information relating to its business, financial condition and other matters with the SEC. AK Holding is required to disclose in such reports certain information, as of particular dates, concerning its operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. AK Holding’s filed reports, proxy statements and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of such site is: www.sec.gov. Reports, proxy statements and other information concerning AK Holding’s business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

Our Internet website is www.aksteel.com. We make available free of charge on our website AK Holding’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to that information. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.

•	AK Holding’s Annual Report on Form 10-K for the year ended December 31, 2013, including portions of AK Holding’s Schedule 14A filed on April 21, 2014, incorporated by reference therein and except Item 8, as the financial statements and auditors’ reports therein have been superseded by financial statements included in AK Holding’s Current Report on Form 8-K filed on May 9, 2014;

•	AK Holding’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	AK Holding’s Current Reports on Form 8-K filed on February 25, 2014, March 18, 2014 (only with respect to Items 1.01, 1.02, 2.03 and 9.01), March 21, 2014 (only with respect to item 5.02), March 26, 2014, May 9, 2014 (only with respect to Item 8.01), May 30 (only with respect to Item 5.02), June 3, 2014, October 18, 2013 as amended by an amendment on Form 8-K/A filed on June 3, 2014, July 22, 2014, July 25, 2014 and September 8, 2014; and

•	future filings made by AK Holding and AK Steel with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus; provided that this prospectus will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K unless specifically provided in such Form 8-K.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069, Telephone No. (513) 425-5000.

BUSINESS

Our operations consist primarily of nine steelmaking and finishing plants and tubular production facilities located in Indiana, Kentucky, Ohio and Pennsylvania. Our operations produce flat-rolled value-added carbon steels, including premium-quality coated, cold-rolled and hot-rolled carbon steel products, and specialty stainless and electrical steels that are sold in sheet and strip form, as well as carbon and stainless steel that is finished into welded steel tubing. These products are sold to the automotive, infrastructure and manufacturing, and distributors and converters markets. We sell our carbon products principally to domestic customers. Our electrical and stainless steel products are sold both domestically and internationally. We also produce carbon and stainless steel that is finished into welded steel tubing used in the automotive, large truck, industrial and construction markets. Our operations include European trading companies that buy and sell steel and steel products and other materials, AK Coal Resources, Inc. (“AK Coal”), which produces metallurgical coal from reserves in Pennsylvania, and a 49.9% equity interest in Magnetation LLC, a joint venture that produces iron ore concentrate from previously-mined ore reserves and that is expected to begin producing iron ore pellets in the third quarter of 2014.

The registered and principal executive offices of AK Holding and AK Steel are located at 9227 Centre Pointe Drive, West Chester, Ohio 45069, and their telephone number at that address is (513) 425-5000.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties included in any prospectus supplement or free writing prospectus and under “Item 1A—Risk Factors” in AK Holding’s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus, Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference in this prospectus, and under similar headings in AK Holding’s subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus and the documents that are incorporated by reference herein that are based on our management’s beliefs and assumptions and on information available to our management at the time such statements were made. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in our forward-looking statements. You should not rely on any forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	that the acquisition of Severstal Dearborn, LLC (the “Dearborn Acquisition”) will not be integrated successfully into AK Steel following the consummation of that acquisition;

•	exposure to unknown or unanticipated costs or liabilities, including those related to environmental matters, in connection with the Dearborn Acquisition;

•	that cost savings, synergies, accretion to earnings, increased shipments and other anticipated benefits and opportunities from the Dearborn Acquisition may not be fully realized or may take longer to realize than expected;

•	that the future margin benefits we estimate attributable to our Magnetation LLC joint venture and AK Coal Resources, Inc. will not be fully realized;

•	reduced selling prices, shipments and profits associated with a highly competitive industry with excess capacity;

•	changes in the cost of raw materials and energy;

•	our significant amount of debt and other obligations;

•	severe financial hardship or bankruptcy of one or more of our major customers;

•	reduced demand in key product markets due to competition from alternatives to steel or other factors;

•	increased global steel production and imports;

•	excess inventory of raw materials;

•	supply chain disruptions or poor quality of raw materials;

•	production disruption or reduced production levels, such as the blast furnace outage at Ashland works;

•	our healthcare and pension obligations and related laws and regulations;

•	not timely reaching new labor agreements;

•	major litigation, arbitrations, environmental issues and other contingencies;

•	regulatory compliance and changes;

•	climate change and greenhouse gas emission limitations;

•	conditions in the financial, credit, capital or banking markets;

•	our use of derivative contracts to hedge commodity pricing volatility;

•	the value of our net deferred tax assets;

•	inability to fully realize benefits of long-term cost savings and margin enhancement initiatives;

•	lower quantities, quality or yield of estimated coal reserves of AK Coal;

•	increased governmental regulation of mining activities;

•	inability to hire or retain skilled labor and experienced manufacturing and mining managers; and

•	IT security threats and sophisticated cybercrime.

The risk factors discussed under “Risk Factors” in this prospectus, any prospectus supplement, any free writing prospectus and under “Item 1A.—Risk Factors” in AK Holding’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and under similar headings in AK Holding’s subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference into this prospectus, in any applicable prospectus supplement or any applicable free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update our forward-looking statements other than as required by law.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we will use the net proceeds from the sale of any debt securities, common stock or preferred stock that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock and/or guarantees that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Weil, Gotshal & Manges LLP.

EXPERTS

The consolidated financial statements of AK Steel Holding Corporation appearing in AK Steel Holding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2013 and as updated in AK Steel Holding Corporation’s Current Report on Form 8-K filed with the SEC on May 9, 2014, and the effectiveness of AK Steel Holding Corporation’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements and AK Steel Holding Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2012 and for the years ended December 31, 2012 and 2011, incorporated in this prospectus by reference from the AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, and recasted consolidated financial statements filed in AK Steel Holding Corporation’s Current Report on Form 8-K filed on May 9, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Severstal Dearborn, LLC as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, incorporated in this prospectus by reference from AK Steel Holding Corporation’s Current Report dated September 8, 2014 on Form 8-K have been so incorporated in reliance upon the report of KPMG LLP, independent auditors, included therein, and upon the authority of said firms as experts in accounting and auditing.

With respect to the unaudited interim financial information of Severstal Dearborn, LLC as of June 30, 2014 and for the six month periods ended June 30, 2014 and 2013, incorporated in this prospectus by reference from AK Steel Holding Corporation’s Current Report dated September 8, 2014 on Form 8-K, KPMG LLP, independent auditors, has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included therein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the expenses of AK Steel Holding Corporation (“AK Holding”), AK Steel Corporation (“AK Steel”), AK Tube LLC (“AK Tube”) and AK Steel Properties, Inc. (“AK Properties” and, together with AK Holding, AK Steel and AK Tube, the “Registrants”) in connection with the offering described in this Registration Statement (all of which will be borne by the Registrants). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+

Total	$

*	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee for the securities offered by this prospectus.
+	Estimated expenses are not presently known.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrants anticipate they will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers

AK Steel Corporation

AK Steel Holding Corporation

AK Steel Properties, Inc.

AK Holding, AK Steel and AK Properties are each Delaware corporations. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of each of AK Holding, AK Steel and AK Properties has eliminated the personal liability of its directors to the fullest extent permitted by law.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any current or former director, officer, employee or agent of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Article Seven of the Certificate of Incorporation of AK Holding, Article Seven of the Certificate of Incorporation of AK Steel and Article Six of the Certificate of Incorporation of AK Properties each state that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by law, and the corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing such indemnification.

AK Tube LLC

AK Tube LLC is a Delaware limited liability company. Section 18-108 of the Limited Liability Company Act of Delaware (the “Act”) empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of AK Tube provides that AK Tube will indemnify its members to the full extent permitted by the Act and that it may, to such extent and in such manner as determined by its members, but to no extent greater than is permitted by the Act, indemnify its employees and other agents.

Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.**

4.1	Restated Certificate of Incorporation of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 3.3 to AK Steel Holding Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the Commission on May 5, 2011).*

4.1(a)	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on June 3, 2014).*

4.2	By-laws of AK Steel Holding Corporation, as amended and restated as of May 27, 2010 (incorporated herein by reference to Exhibit 3.2 to AK Steel Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Commission on February 22, 2011).*

4.3	Indenture, dated as of May 11, 2010, among AK Steel Corporation, AK Steel Holding Corporation, as guarantor, and U.S. Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on May 11, 2010).*

4.4	First Supplemental Indenture, dated as of May 11, 2010, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on May 11, 2010).*

4.5	Second Supplemental Indenture, dated as of March 22, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on March 22, 2012).*

4.6	Third Supplemental Indenture, dated as of November 20, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on November 20, 2012).*

4.7	Fourth Supplemental Indenture, dated as of April 29, 2014, among AK Steel Corporation, AK Steel Holding Corporation, as parent guarantor, AK Tube LLC and AK Steel Properties, Inc., as subsidiary guarantors, and U.S. Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on May 2, 2014).*

4.8	Indenture, dated as of November 20, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank, National Association, as trustee and collateral agent (incorporated herein by reference to Exhibit 4.2 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on November 20, 2012).*

4.9	First Supplemental Indenture, dated as of April 29, 2014, among AK Steel Corporation, AK Tube LLC and AK Steel Properties, Inc., as subsidiary guarantors, and U.S. Bank, National Association, as trustee and collateral agent (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation’s Current Report on Form 8-K, as filed with the Commission on May 2, 2014).*

4.10	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3, as filed by AK Steel Holding Corporation and AK Steel Corporation with the Commission on November 13, 2012).*

5.1	Opinion of Weil, Gotshal & Manges LLP.+

12.1	Computation of Ratio of Earnings to Combined Fixed Charges. +

12.2	Computation of Ratio of Earnings to Fixed Charges. +

15.1	Awareness Letter of KPMG LLP.+

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.+

23.3	Consent of Deloitte & Touche LLP.+

23.4	Consent of KPMG LLP.+

24.1	Power of Attorney of Sheri H. Edison with respect to AK Steel Holding Corporation signatories.+

24.2	Power of Attorney with respect to AK Tube LLC signatories (included on signature page).

24.3	Power of Attorney with respect to AK Steel Properties, Inc. signatories (included on signature page).

25.1	Form T-1 Statement of Eligibility of U.S. Bank, National Association, with respect to senior unsecured debt securities (incorporated herein by reference to Exhibit 25.1 to Registration Statement on Form S-3, as filed by AK Steel Holding Corporation and AK Steel Corporation with the Commission on February 21, 2014).*

25.2	Form T-1 Statement of Eligibility of U.S. Bank, National Association, with respect to senior secured debt securities (incorporated herein by reference to Exhibit 25.2 to Registration Statement on Form S-3, as filed by AK Steel Holding Corporation and AK Steel Corporation with the Commission on February 21, 2014).*

(*)	Previously filed
(**)	To be filed by amendment or as an exhibit to a report filed by AK Holding under the Securities Exchange Act of 1934 and incorporated herein by reference.
(+)	Filed herewith.

Item 17. Undertakings

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AK Holding’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Ohio, on the 8th day of September, 2014.

AK STEEL HOLDING CORPORATION
AK STEEL CORPORATION

By:	/s/ Roger K. Newport
Roger K. Newport
Senior Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons as of the dates and in the capacities indicated with respect to AK Steel Holding Corporation and AK Steel Corporation.

Signature	Title

* James L. Wainscott	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)

* Roger K. Newport	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

* Gregory A. Hoffbauer	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Robert H. Jenkins	Lead Director

* Richard A. Abdoo	Director

* John S. Brinzo	Director

* Dennis C. Cuneo	Director

* Mark G. Essig	Director

* William K. Gerber	Director

* Sherri H. Edison	Director

* Ralph S. Michael III	Director

* Shirley D. Peterson	Director

* Dr. James A. Thomson	Director

* Vicente Wright	Director

*	By:	/s/ David C. Horn
Name: David C. Horn
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this post-effective Amendment No. 1 to Form S-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Ohio, on the 8th day of September, 2014.

AK TUBE LLC

By:	/s/ Edward J. Urbaniak
Edward J. Urbaniak
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints James L. Wainscott, Roger K. Newport and David C. Horn such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons as of the dates and in the capacities indicated with respect to AK Tube LLC.

Signature	Title	Date

/s/ Edward J. Urbaniak Edward J. Urbaniak	President (Principal Executive Officer and Principal Financial Officer)	September 8, 2014

/s/ Daniel J. Leroux Daniel J. Leroux	Corporate Controller (Principal Accounting Officer)	September 8, 2014

/s/ Christopher J. Ross Christopher J. Ross	Director	September 8, 2014

/s/ Roger K. Newport Roger K. Newport	Director	September 8, 2014

/s/ Jeffrey L. Zackerman Jeffrey L. Zackerman	Director	September 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this post-effective Amendment No. 1 to Form S-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Ohio, on the 8th day of September, 2014.

AK STEEL PROPERTIES, INC.

By:	/s/ David E. Westcott
David E. Westcott
Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints James L. Wainscott, Roger K. Newport and David C. Horn such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons as of the dates and in the capacities indicated with respect to AK Steel Properties, Inc.

Signature	Title	Date

/s/ David C. Horn David C. Horn	President and Director (Principal Executive Officer)	September 8, 2014

/s/ David E. Westcott David E. Westcott	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2014

/s/ Eric S. Peterson Eric S. Peterson	Director	September 8, 2014

/s/ Barry A. Crozier Barry A. Crozier	Director	September 8, 2014

/s/ Roger K. Newport Roger K. Newport	Director	September 8, 2014